PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

REDACTED MATERIAL IS MARKED WITH [***].

Exhibit 10.10

Execution Version
MASTER PACKAGING AND SUPPLY AGREEMENT
This Master Packaging and Supply Agreement (the “Agreement”) effective as of October 1, 2023 (the “Effective Date”), is entered into by and between Sharp Packaging Services, LLC, a Pennsylvania limited liability company having its principal office at 7451 Keebler Way Allentown, Pennsylvania 18106 (“Sharp”) and Indivior Inc. having a place of business at 10710 Midlothian Turnpike, Suite 125, North Chesterfield, VA 23235, United States; and Indivior UK Limited, incorporated and registered in England with company number 7183451 whose registered office at The Chapleo Building, Henry Boot Way, Priory Park, Hull, HU4 7DY, United Kingdom (jointly and severally together with any nominated Affiliate (if relevant), the “Manufacturer”).

BACKGROUND

A.Manufacturer desires to engage Sharp on to package the Product(s) (as defined below) and supply to Manufacturer the Packaged Products (as defined below); and

B.Sharp desires to accept such engagement under the terms and conditions set forth in this Agreement.

Accordingly, the parties, intending to be legally bound, agree as follows:

1.Definitions.

1.1“Affiliates” means any entities or persons directly or indirectly controlling, controlled by, or under common control with a party, where “controlled,” “controlled by,” and “under common control with” means the direct or indirect ability or power to direct or cause the direction of management policies of such entity or otherwise direct the affairs of such entity or person, whether through ownership of voting securities, by contract, or otherwise.

1.2“Applicable Law” means any laws applicable to either the Manufacturer or Sharp including without limitation the FDCA (as defined below) and all other laws, regulations, rules, and guidelines promulgated by a Regulatory Authority, relating to the packaging of the Products and the storage of the Products, including current Good Manufacturing Practices (“cGMP”) as specified in the United States Code of Federal Regulations, as amended from time to time.

1.3“Brand Image” has the meaning set forth in Section 8.1.

1.4“Delivery” means delivery of the Packaged Products to the Manufacturer’s Carrier ex-works at the Facilities with all required documents for the Release of such Packaged Products.

1.5“Facilities” means Sharp’s manufacturing facilities located at 23 Carland Road, Conshohocken, Pennsylvania 19428, 7451 Keebler Way, Allentown, Pennsylvania

18106, 7570 Industrial Park Way, Macungie, Pennsylvania 18062 and/or any other facility as may be designated by Sharp from time to time during the Term (as defined below) and approved by the Manufacturer for use.
1.6“FDA” means the United States Food and Drug Administration and any successor agency having substantially the same functions.

1.7“FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C.
§§ 321 et seq., as amended from time to time.

1.8“Firm Order” means a firm order as described in Section 4.2(b).

1.9“Forecast” has the meaning set forth in Section 4.2(a).
1.10“KPIs” or “Key Performance Indicators” means the Key Performance Indicators set out in Schedule E to the PSS template at Exhibit A.
1.11“Manufacturer Carrier” means a carrier Manufacturer engages to ship Packaged Products upon receipt of them from Sharp in accordance with Section 5.2.
1.12“Packaged Product(s)” means the Products in packaged form.
1.13“Packaging” means the testing, packaging, filling, labeling, storing and other activities undertaken or required to be undertaken by Sharp in order to package the Product and to supply Manufacturer with the Packaged Product. “Packaging” shall have a correlative meaning.

1.14“Packaging Materials” means the components and other materials utilized by Sharp in connection with the packaging of the Products, which shall either be supplied by Manufacturer or purchased by Sharp on Manufacturer’s behalf.

1.15“Price” means the price Manufacturer shall pay to Sharp for the Packaged Products and related services as set forth in any PSS, as may be adjusted in accordance with Section 5.1.

1.16“Products” means the products described in a PSS to be manufactured by or on behalf of Manufacturer and shipped in bulk to Sharp for packaging. Upon the parties’ mutual written consent, the parties may from time to time during the Term amend a PSS to remove, add or substitute Products.

1.17“Projects” means any projects with end-points and timelines agreed between the Manufacturer and Sharp;

1.18“PSS” means a Product Supply Scope, which is a separate written agreement between Sharp and Manufacturer detailing the Specifications, Price, and detailed scope of the Services (as generally defined at Section 2.1) for each Packaged

Products that incorporates the terms and conditions of this Agreement, as set forth in Section 2.2.

1.19“Quality Agreement” has the meaning set forth in Section 6.1.

1.20“Regulatory Authority” means any federal, state, or local governmental regulatory authority in the United States involved in regulating any aspect of the development, market approval, sale, distribution, or use of the Product, the Packaging Materials, or the Packaged Product. In addition, Regulatory Authority is limited to Section 6.13.

1.21“Release” means the release of Packaged Products by Sharp’s quality team in compliance with all applicable laws with due certification that the Packaged Products comply with the Specifications and Sharp providing all related, relevant or required documents for review by Indivior quality personnel.
1.22“Specifications” means the specifications, provided by Manufacturer to Sharp, to be followed by Sharp in connection with obtaining and using the Packaging Materials and Packaging of the Products and the storage and supply of the Packaged Products. The Specifications will be attached to each PSS as Exhibit B to that specific PSS or as referred therein.

1.23“Start-Up Activities” has the meaning set forth in Section 3.1.

1.24“Term,” “Initial Term,” and “Subsequent Term” have the meanings set forth in Section 11.1.

1.25“Tooling” means the tooling made for the Packaging of the Products.

The definitions in this Article 1 apply equally to both the singular and plural forms of the terms defined. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Sections and Exhibits are references to Sections of this Agreement and Exhibits to this Agreement and each applicable PSS unless the context otherwise requires.

2.Nature of Engagement
2.1Engagement. Manufacturer engages Sharp and Sharp accepts the engagement set out in this Agreement, as Manufacturer’s service provider to store, package and label the Products, and store and supply the Packaged Products in accordance with the Specifications and the terms and conditions of each PSS and this Agreement (the “Services”).

2.2Product Supply Scope. The Services shall be established by the parties on a project- by-project basis and documented in a PSS, which will contain the applicable Specifications, quantity of Packaged Product to be ordered for Delivery, timeline, Delivery requirements, Sharp’s fees for the performance of the Services, KPIs and other work requirements applicable to the Services. A PSS shall be substantially in the form attached hereto and incorporated herein by reference. Each PSS shall be subject to and governed by the terms and conditions of this Agreement.

2.3Independent Contractor. Sharp is an independent contractor in its performance of this Agreement and nothing contained in this Agreement may be construed to create a joint venture, partnership, agency, franchise, lease, or any other arrangement except as specifically granted in this Agreement. All persons employed by Sharp in connection with the storage, labeling, packaging, and supply of the Products and the Packaged Products, as applicable, to Manufacturer shall be employees or agents of Sharp. Under no circumstances shall Sharp or any of its employees or agents be deemed to be employees or agents of Manufacturer.
2.4Affiliates. The parties acknowledge that either party’s Affiliates may directly enter into a PSS to provide or receive the Services, subject to the terms of this Agreement. The Parties agree that if an Affiliate of either Party enters into a PSS pursuant to this Agreement then such Affiliate shall act solely on its own behalf and the Manufacturer or Sharp shall not be liable, or otherwise responsible, for the acts or omissions of such Affiliate of either party under any circumstances in connection with any PSS that is not signed by the Manufacturer or Sharp as the case may be. Each Party’s Affiliate shall act solely on its own behalf and shall not be liable, or otherwise responsible, for the acts or omissions of the Manufacturer, Sharp or any other Affiliate of such Party under any circumstances in connection with this Agreement or any PSS that is not signed by that Party itself.

3.Start-Up Activities.
3.1Start-Up Activities. “Start-Up Activities” means those activities that Manufacturer and Sharp agree are necessary to begin packaging of the Products. Sharp shall complete the Start- Up Activities in accordance with the time schedule provided for in a PSS unless otherwise agreed to in writing by the parties. Any protocols and reports prepared by Sharp in connection with the Start-Up Activities shall be subject to Manufacturer’s prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Sharp shall permit representatives of Manufacturer to observe and review the Start-Up Activities at the relevant Facilities during normal business hours and upon reasonable notice. The qualification reports produced in connection with the Start-Up Activities shall constitute joint Confidential Information subject to Article 12 of this Agreement unless any validation report produced prior to a qualification report is an internal draft produced by either Party which contains its own Confidential Information only in which case such validation report will constitute the Confidential Information of that Party. The Start-Up Activities costs will be agreed upon by the parties and Manufacturer shall bear the cost.
3.2Purchase and Installation of Equipment, Molds, and Tooling. Sharp shall on a priority basis provide a packaging line for each Product (the “Indivior Funded Line”) and for all Services

to be provided pursuant to this Agreement and shall remain responsible for installing at its Facilities any and all new equipment, molds, and modifications to existing equipment and molds necessary for the packaging and labeling of the Products and for preparing the Packaged Products for shipment, and all associated costs and expenses; provided, however, that Manufacturer shall be responsible for the costs and expenses associated with the development and manufacturing of the Tooling. Sharp shall maintain and store the Tooling at the Facilities during and after the Term. During and after the Term, Sharp shall use the Tooling only in connection with the packaging of Products for Manufacturer and shall not modify the Tooling without Manufacturer’s consent.
3.3If a Project is agreed between the parties or is ongoing as of the date of this Agreement Sharp shall ensure that all deliverables and timelines relating to the Project are adhered to and in the event a deliverable or timeline is not adhered to it shall inform the Manufacturer as soon as it becomes aware of such an occurrence or the likelihood of such an occurrence.

4.Agreement to Supply; Forecasts; Firm Orders.
4.1Generally. During the Term, Sharp shall store, package and label the Products, and store and supply to Manufacturer the Packaged Products, all in accordance with this Agreement, the PSS and the Specifications. Manufacturer shall pay for the Packaged Products in accordance with Article 5 of this Agreement.
4.2Forecasts and Firm Orders.
(a)Beginning on the Effective Date and on or before the last business week of the preceding each calendar month of the Term, Manufacturer shall provide Sharp with a twelve (12) month rolling forecast (each, a “Forecast”) of Manufacturer’s quantity and Delivery date requirements for the Packaged Products.
(b)The first three (3) months of each Forecast shall constitute a firm order (“Firm Order”). For ordering packaging materials and scheduling capacity, Manufacturer shall provide Sharp with a purchase order for the value of the three (3) month Firm Order period for the Packaged Products to be supplied during that period. Every Firm Order shall specify the quantities and Delivery dates for the Packaged Products for the applicable Firm Order period. So long as the quantity and Delivery date requirements set forth in each Firm Order is achievable, Sharp shall respond with an order acknowledgment for each Firm Order and an estimated date that Sharp will Release the Packaged Products and, on such Release, make the products available to ship (the “Available to Ship Date”) within five (5) business days. If quantity and Delivery date requirements in the Firm Order is not achievable, or if either Sharp or the Manufacturer desire to subsequently amend a Firm Order, then the parties will cooperate in good faith and act reasonably to issue and substitute a mutually agreeable revised Firm Order (a “Revised Firm Order”) and revised Available to Ship Date at least thirty (30) days prior to the scheduled start of the relevant production.
(c)Despite anything to the contrary set forth in this Agreement, including, without limitation, Section 5.3 (Invoices), Sharp may immediately invoice on receipt of the

Purchase Order for Packaging Materials it orders as Safety Stock and, upon receipt of such invoice, Manufacturer shall (as soon as practicable but no later than 30 days from the date of invoice) pay to Sharp any amounts that Sharp may incur in connection with its procurement or provision of any Packaging Materials in addition to those packaging materials ordered by Sharp pursuant to Section 4.2(b) that are ordered by Sharp as mutually agreed additional stock to accommodate any changes to Manufacturer’s orders or any Revised Purchase Orders (“Safety Stock”); provided, however, Sharp shall adjust relevant future invoices to account for such pre-paid Packaging Materials to the extent the corresponding shipment of Packaged Products utilized such Safety Stock. The Parties expressly agree that Manufacturer shall be liable for all amounts related to Sharp’s procurement or provision of Safety Stock, regardless of whether a Purchase Order has been submitted for the utilization of such Safety Stock in connection with the production of Packaged Product.

(d)Authorization for Sharp to Procure Packaging Materials Based on Rolling Forecast With Lead Times Greater Than 90 Days. Despite anything to the contrary in this Agreement or a PSS, if the lead time necessary to acquire Packaging Materials is estimated to take ninety (90) or more days between the order of such Packaging Materials and the anticipated use of those Packaging Materials, upon delivering written notice to Manufacturer, Sharp shall submit orders for Packaging Materials based on the 12-month rolling forecast (“Forecast”) in a timely manner, and Manufacturer shall provide Sharp a Purchase Order for those Packaging Materials and be liable for the costs of such Packaging Materials and any costs relating to destruction (if required) of such Packaging Materials incurred by Sharp.

(e)Nothing printed or written on any Firm Order, Sharp order acknowledgement, or on any other similar form or document shall modify or expand either party's obligations under this Agreement. Any pre-printed terms and conditions contained in any such Firm Order, order acknowledgement, or other such form or document shall not apply.

4.3Production Requirements. Subject to Section 4.2, Sharp shall (a) fulfill the Indivior requested quantity, Available to Ship Date and Delivery date requirements in each Firm Order or Revised Firm Order to be produced on the Indivior Funded Line subject to applicable timelines relevant to such production, and (b) use commercially reasonable efforts to make available sufficient additional production capacity, subject to overtime charges set forth in a PSS, to support all Firm Orders and Revised Firm Orders not accommodated on the Indivior Funded Line. Additionally, if a Firm Order or Revised Firm Order is placed later than the timelines set out in this Agreement, the parties will cooperate in good faith to reach a mutually agreeable accommodation for Sharp’s available production.
4.4Manufacturer’s Supply Obligations. Provided that Sharp complies with its obligations under clause 4.2(b) Sharp’s fulfillment of any Firm Order is subject to Manufacturer providing Sharp with the following items within the following time periods:
(a)At least four (4) weeks before Sharp begins production of the Packaged Products, any text, graphics, or other artwork to be printed by Sharp on the Packaging Materials, all of which shall comply with all Applicable Laws;

(b)At least four (4) weeks before Sharp begins production of the Packaged Products, any Packaging Materials supplied by Manufacturer;
(c)At least three (3) weeks before Sharp begins production of the Packaged Products, the lot, and expiry information for the Products; and
(d)At least three (3) weeks before Sharp begins production of the Packaged Products, the Products.

(e)Manufacturer acknowledges and agrees that Sharp may modify the Available to Ship Date if there is any material delay in Sharp receiving the necessary information and Packaging Materials or any other necessary component of the packaging services as described in Section 4.2 and 4.4.
4.5Storage Facilities; Inventory. Sharp will provide adequate storage space for the Products and the Packaged Products within 60 days of Sharp commencing the Services necessary to create the Packaged Products pursuant to any PSS and up to 30calendar days after the completion of the Packaging. Sharp will maintain adequate inventories of materials on hand or with suppliers to accommodate reasonable variations in packaging that may be required by Manufacturer hereunder. Sharp shall store and deliver Packaged Product to Manufacturer Carriers in accordance with the Specifications, and pursuant to the terms and conditions set forth in this Agreement, including, Sections 5.2 and 5.4. Sharp shall charge Manufacturer for storage in accordance with its storage rates in effect from time to time for Packaging Materials, Product, Packaged Product, or any other component stored by Sharp for the services described in this Agreement and any applicable PSS for more than 60 days before the start of the services, or for more than 30 days after the completion of the Packaging.
(a)Manufacturer acknowledges that Sharp’s agreement to store Packaging Materials, Product, and Packaged Products as set forth in Section 4.5 is not intended to provide Manufacturer with indefinite storage. Accordingly, except for Packaging Materials that have longer lead times, Manufacturer agrees to either agree additional charges for storage, shipment or destruction of all Packaging Materials, Product, and Packaged Products that are not scheduled to be used for the packaging services if stored in Sharp’s Facility for more than 180 days (or if a longer period is reasonable in the context of Packaging Materials, Products and Packaged Products relating to a specific PSS) after the completion of the Services that the Packaging Materials or Products were intended to be used for, or Packaged Products that have not yet shipped after Delivery (the “Leftover Materials”). Upon Sharp’s request, Manufacturer shall either (a) provide Sharp approval to ship all quantities of Leftover Materials to Manufacturer (or Manufacturer’s designee), (b) permit Sharp to destroy the Leftover Materials at Manufacturer’s sole cost and expense, without liability to Sharp or (c) agree reasonable revised storage charges for such Leftover Materials. Manufacturer further agrees that if Sharp does not submit a timely request for Manufacturer to permit Sharp to ship or destroy the applicable Leftover Materials, Sharp may submit a request to ship or destroy the Leftover Materials at any time without modifying the terms of this section. Additionally, if Manufacturer does not respond to Sharp’s request as described in this Section, then Sharp will provide written notice to the address described in Section 13.7 of this Agreement and, if Manufacturer does not respond to Sharp within 30 days after receipt of such notice, Manufacturer’s failure to respond to Sharp shall constitute Manufacturer’s agreement for Sharp to destroy the Leftover Materials at Manufacturer’s sole cost and expense.

4.6Packaged Product Samples. Sharp shall provide Manufacturer with representative lot samples of Packaged Products promptly after Manufacturer requests samples. The Packaged Product samples shall be shipped to Manufacturer in accordance with Section 5.2.

4.7Serialization. Sharp shall provide Manufacturer the serialization services and maintenance parameters in Exhibit D of each particular PSS, at the Price which will be subject to any additional terms and conditions in Exhibit D of that particular PSS.

5.Price; Payment; Shipping Instructions.
5.1Determination of Prices.
(a)The Price the Manufacturer shall pay to Sharp for the supply of the Packaged Products shall be set out in the relevant PSS provided that the current Price at the date of the signing of this Agreement will remain the same to March 31, 2024. Thereafter, beginning on April 1, 2024 and every anniversary of the effective date of each PSS thereafter, Sharp shall increase the Price for each calendar year (the “Price Term”) during the term of each PSS by a percentage amount equal to the change the preceding twelve month average increase in the Producer Price Index for Pharmaceutical Preparation Manufacturing (“PPI”). Subject to the exclusions below, if the PPI does not increase within the preceding twelve months, the Price will remain the same. The Parties further agree that if the Packaging Materials cost in any such year increases by more than 10% then Sharp shall discuss price mitigation strategies to stabilize the Price as much as possible. Additionally Sharp may adjust the Prices set forth on a PSS at any time during the Term, in accordance with the following:

(i)Sharp shall be entitled to increase the Price for any other costs incurred by Sharp as a result of any Revised Firm Order, whether it relates to quantities expressed or delivery date requirements; and
(iii) If a Forecast projects a material decrease from the anticipated volumes in the initial Forecast attached as Exhibit C to each PSS or any other Forecast preceding a material decrease from anticipated volumes; and

(iii) If the Packaging Materials cost increases, Sharp shall be entitled to increase the Price for the actual increase in such costs once per each year during the term of each PSS.

(b)As part of its continuous improvement Sharp agrees to endeavor to target a 3% decrease in Price for each successive Price Term and the parties will negotiate in good faith the Price for each Price Term taking into account any such impact on the Price such continuous improvement initiatives produce.

(c)The Prices set forth on a PSS do not include sales, use, consumption, ad valorem, VAT, or excise taxes of any taxing authority. The amount of the taxes will be added to the Price of the Packaged Products at the time of shipment and shall be reflected in the invoices submitted to Manufacturer by Sharp pursuant to Section 5.3.
5.2Delivery and Shipping.

(a)Arrangements. Manufacturer shall arrange the shipment of any Manufacturer supplied product and components to Sharp. Manufacturer agrees and authorizes the shipment of the Packaged Products with Manufacturer Carriers, all of which shipments shall be made ExWorks, Sharp’s loading docks at the Facilities (Incoterms 2020). Manufacturer shall provide Sharp with a list of the Manufacturer Carriers and agrees Sharp will schedule Delivery including without limitation freight pick up by a Manufacturer Carrier, load the Manufacturer Carrier’s trailer, and complete any reasonably necessary documentation. Manufacturer agrees to use its best efforts to approve or release any Packaged Products for shipment within five (5) Business Days after Sharp’s Quality function approves the Packaged Products for release to Manufacturer or Manufacturer’s Carrier. Manufacturer shall pay outbound freight delivery costs. Manufacturer shall be responsible for investigating any incoming and outgoing in-transit product losses. If applicable or requested, Sharp will reasonably assist in the investigation at Manufacturer’s expense. Manufacturer is responsible for reporting unexplained in-transit losses to the appropriate federal, state, local, and foreign authorities, including applicable Regulatory Authorities, the FDA and the Drug Enforcement Administration, as required by law, within three
(3) business days of the completion of any such investigation.
(b)Manufacturer, as the Product owner, shall maintain full responsibility for all import and export activity. Sharp shall not be named as “Importer of Record,” “Exporter of Record,” “Consignee,” or similar designation. Rather, Sharp is only to be listed as the “Ship To” or “Ship From” address. In addition, Sharp shall not act as and shall not be named as the local representative of Manufacturer. It is the responsibility of Manufacturer or its Importer/Exporter of Record, not Sharp, to ensure that the Products being imported into/exported out of the United States are in compliance with Applicable Law as well as foreign requirements for exports.5.3    Invoices. Sharp shall submit invoices to Manufacturer for the services upon the completion of the packaging and release of the Packaged Products. Invoices shall be directed by Sharp personnel to Manufacturer’s Accounts Payable Department, or to such other persons, departments, or locations as Manufacturer may instruct in writing from time to time), and each invoice shall be payable within sixty (60) days of the date of such invoice.
1.4Title; Risk of Loss; Remedies. Title to all Products, Packaged Products, work in process to produce Packaged Products and/or any other property of Manufacturer (“Manufacturer’s Property”) shall at all times remain with Manufacturer. Sharp shall have no liability for risk of loss to any Manufacturer’s Property, except for gross negligence or willful misconduct by Sharp., in which case Sharp’s aggregate liability under this Section as it relates to Manufacturer’s Property shall not exceed Five Hundred Thousand Dollars ($500,000) per occurrence. In the event of any loss to Manufacturer’s Property that does not qualify for the restitution described in the preceding sentence, Sharp shall Package any lost quantities of

Packaged Product, at its cost, subject to Manufacturer replacing the quantity of lost Product and Packaging Materials as described in Section 5.5.
1.5Non-Conforming Packaged Products and Quantitative Defects; Remedies. Manufacturer has the right, within thirty (30) days after Sharp’s delivery of Packaged Products to the Manufacturer Carrier to give Sharp written notice of rejection of the portion of the shipment of Packaged Products that fails to meet the Specifications, or which otherwise breaches Sharp’s covenants and obligations under this Agreement. Sharp, at its sole cost and expense, shall provide Manufacturer with any missing quantities and/or replace any packaging services for any non- conforming Packaged Products as soon as commercially reasonable. Sharp agrees to cooperate with Manufacturer to use commercially reasonable efforts to recover all Product from any rejected Packaged Products, provided the Products can be reused. Manufacturer shall, at its sole cost and expense, replace applicable Products, Packaging Materials, and components for the non- conforming Packaged Products. Any claim of a non-conforming shipment must be made in writing to Sharp within the thirty (30) days of the period set forth above, or, in the case of a latent defect, within ninety (90) days of Sharp’s delivery of Packaged Products to the Manufacturer Carrier, or it will be considered to have been waived by Manufacturer.
1.6Target Yield Rate. The target yield shall be defined in each PSS (the “Target Yield Rate”). For new Products Sharp and Manufacturer shall evaluate the amount of Product loss after Sharp performs the services necessary to produce 10 lots. After the completion of the 10th lot, the parties agree to analyze the yield rate for those 10 lots and will agree to a Target Yield Rate that will apply to the remaining services, which will consider any samples or other related issues that arise with the 10 lot runs. For such new Products Manufacturer and Sharp agree to reevaluate the Target Yield Rate on an annual basis after determining the Target Yield Rate and, if necessary, agree on path forward to improve the Target Yield Rate over a specified time period.

6.Quality Control; Access; Inspection; Samples.
6.1Quality Agreement. The parties shall enter into a quality agreement with respect to the quality assurance and packaging of Product by Sharp, which will be attached as Exhibit B to this Agreement (“Quality Agreement”) within sixty (60) days after the Effective Date. If there is any conflict relating to quality control procedures or cGMP-related activities between this Agreement and the Quality Agreement, the applicable terms of the Quality Agreement shall control and prevail.
6.2Modification of Specifications. The Specifications may be changed by the Manufacturer in the event that it is required to amend the Packaging due to any reason at reasonable notice and in the event that such change in Specifications can reasonably effect the Price or other operational issues in respect of the Packaged Products Sharp shall set out in reasonable details and the reasons thereof together with proposed next steps and both parties acting reasonably shall reach operational alignment to effect the change in Specifications.
6.3Storage Requirements. Sharp shall use the Products and the Packaging Material on a first in, first out basis, unless otherwise instructed by Manufacturer in writing. Sharp shall not use either the Products or the Packaging Material beyond the shelf life required under any Applicable Law.

6.4Notices Regarding Packaging Materials. If Sharp anticipates making necessary changes to any Packaging Material or if any Packaging Material is nonconforming with the Specifications or Applicable Law, Sharp will promptly contact Manufacturer, care of Manufacturer’s Quality Assurance Department (or such other persons or departments as Manufacturer may instruct).

6.5Quality Inspections. Sharp shall perform in-process and finished product inspections to verify the quality of the Packaging Material and Packaged Products as provided for in Sharp’s standard procedures and any inspections required by Applicable Law or as otherwise required by the Specifications. For purposes of this Agreement, inspections performed pursuant to Sharp’s standard procedures shall be considered routine and shall be performed at Sharp’s expense. Requests outside of the Sharp standard will be completed at cost and at Manufacturer’s expense. All inspections and related results shall be performed, documented, and summarized by Sharp in accordance with Sharp’s standard procedures, the Specifications, and Applicable Law. The parties will negotiate in good faith any unanticipated burdens resulting from changes made to any Applicable Law after the Effective Date.
6.6Records. For the period set forth in Section 6.10, Sharp shall maintain detailed records on Packaging Material usage and Packaged Product production, including lot numbers and shipping information relating to the Packaged Products, so that the Packaged Products can be traced in case of a recall. Sharp’s Packaged Product records shall be sufficient such that Sharp will be capable of responding to Packaged Product inquiries by Manufacturer within forty-eight
(48) hours following notification, including providing the lot numbers and the location within the Facilities of the Packaged Products in question.
6.7Recalls. Manufacturer shall be solely responsible for initiating and managing any recall or withdrawal of the Packaged Products, and shall bear all costs and expenses. Upon receiving any direction to withdraw or recall any Packaged Product from the market from any Regulatory Authority having jurisdiction, the receiving party shall promptly notify the other party. At Manufacturer’s sole cost and expense, Sharp shall provide assistance as Manufacturer may reasonably request in connection with any such withdrawal or recall. Manufacturer shall provide copies of Field Alerts (initial and final), Recalls, Medical Assessments, and/or follow-up reports to Sharp within five (5) business days. Sharp shall have no liability with respect to any recall or withdrawal of Packaged Products except to the extent arising from Sharp’s gross negligence or willful misconduct, in which case Sharp would be responsible for (a) any direct expenses including documented out-of-pocket expenses directly incurred by Manufacturer to third parties implementing such recall or market withdrawal; and (b) refund to Manufacturer the price paid to Sharp by Manufacturer for the Packaged Product, provided that Sharp’s aggregate liability per occurrence shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Sharp shall co-operate in good faith with any investigation meant to determine the cause of any recall or withdrawal of Packaged Product and shall provide all necessary assistance to the Manufacturer for such investigation.
6.8Maintenance of Facilities. If Sharp fails or anticipates it will fail to maintain the Facilities in accordance with the Specifications and all Applicable Laws, or if Sharp receives any notice from any Regulatory Authority of the United States with respect to its maintenance of the

Facilities, and only if such maintenance or notice affects the Products, Sharp shall promptly notify Manufacturer, care of Manufacturer’s Quality Assurance Department (or such other persons or departments as Manufacturer may instruct), provide copies of such notice to Manufacturer and, if such Regulatory Authority notice relates specifically to the Packaged Products, provide a copy of Sharp’s response to such Regulatory Authority.

6.9Inspections and Audits. Once every 12 months, , upon reasonable notice, and only during Sharp’s business hours, Manufacturer may have access, or may conduct such inspection or audit virtually, to Sharp’s Facilities where Products are located to conduct inspections of, perform quality control audits with respect to, or witnessing, the processing, storage or transportation of Products, Packaged Products or Packaging Materials, and Manufacturer may have access at reasonable times to the results of any inspections relating to the Products that are performed by Sharp or at Sharp’s direction. Sharp shall use its reasonable efforts to cause Sharp’s suppliers or agents to permit Manufacturer similar access to their respective facilities, data, and records.
6.10Retention of Samples and Records. Sharp will retain and, upon request by Manufacturer at reasonable times and with reasonable frequency, make available to Manufacturer:
(a) copies of the quality control records maintained in accordance with Section 6.6 and otherwise in relation to the Packaged Products, (b) copies of inspection results of all the inspections performed for the Packaged Products, (c) records of each batch of Packaged Product, and (d) samples of the Packaging Materials and Packaged Product. Sharp shall maintain all quality control and assurance records and samples for one (1) year following the Packaged Product expiration date or as may be required by Applicable Law.
6.11Government Inspections, Seizures and Recalls. If any Regulatory Authority makes an inspection at Sharp’s Facilities, seizes Products or Packaged Products, or requests a recall of Packaged Products, Sharp shall promptly notify Manufacturer’s Quality Assurance Department (or such other persons or departments as Manufacturer may instruct). Sharp agrees to assist as Manufacturer reasonably requests in writing. Sharp shall promptly send duplicate reports relating to such inspections to Manufacturer care of Manufacturer’s Quality Assurance Department (or such other persons or departments as Manufacturer may instruct).
6.12Legal and Regulatory Filings and Requests. Sharp and Manufacturer will cooperate and diligently respond to all requests for information and making all required filings for any applicable Regulatory Authority. Sharp shall obtain and comply with all licenses, consents, permits, and regulations as required by an appropriate Regulatory Authority to perform its obligations under this Agreement, however, if the Services provided under this Agreement become subject to new/unanticipated future regulatory costs then the parties will in good faith determine whether the cost relate to Sharp’s business or not and Sharp will incur all costs that are reasonably related to its business of providing such Services but shall not be liable for additional regulatory costs that would be specific for the Manufacturer irrespective of the identity of the provider of the Services. Further, if additional Regulatory Authority approvals are required for any new Packaging or a new Project in addition to the licenses, consents, permits, and other approvals that Sharp already has, then the costs of obtaining the necessary license, consent, permit, or other approval shall be at Manufacturer’s cost. Manufacturer shall bear all costs of complying with Regulatory Authority requirements.
6.13Regulatory Authority. For purposes of this Agreement, the parties acknowledge and agree that despite anything to the contrary in this Agreement, Sharp shall only be subject to the Regulatory Authorities of the United States and the Commonwealth of Pennsylvania that have proper jurisdiction over the storage and packaging services of the Product or Packaged Product and shall have no obligations to any other Regulatory Authorities provided that this does not in any manner release Sharp from the obligation to ensure that the Packaging is in accordance with the Specifications as described in each PSS.
6.14Complaints. If there is a complaint relating to the services of any Packaged Product, Manufacturer shall forward the complaint to Sharp. Sharp shall conduct a commercially reasonable investigation of such complaint, at no additional cost to Manufacturer.
7.Warranties; Limitation of Liability.
7.1General Warranties. Sharp warrants that:
(a)the Products shall be stored, processed, packaged, and labeled in accordance with the Specifications and all Applicable Laws;
(b)the Packaged Products furnished by Sharp to Manufacturer under this Agreement (i) shall be at the time of Delivery to a Manufacturer Carrier and for the time periods set forth in Section 5.5, of the quality specified in, and shall conform with, the Specifications for packaging and any Applicable Law, (ii) shall be stored and supplied in conformity with the Specifications and any Applicable Law and (iii) shall not contain any material provided by or on behalf of Sharp, which material has not been used or stored in accordance with the Specifications and any Applicable Law;
(c)it shall not use any materials not included in the Specifications that would cause the Packaged Products to be adulterated under Section 501 of the FDCA;
(d)the Packaged Products shall not be misbranded by Sharp under the FDCA, except Manufacturer shall bear responsibility if the misbranding results from the Specifications or from Packaging Materials supplied by Manufacturer). With respect to warranty claims related to the conformity of Packaged Products to Manufacturer’s Specifications, Manufacturer shall waive any such claim that is not brought within the relevant time periods described in Section 5.5. With respect to all other warranties hereunder, Manufacturer shall waive any claim for breach of warranty that is not brought within one (1) year from the date of delivery of the applicable Packaged Product;
(e)the Services shall be performed with the highest level of skill, care and diligence;
(f)Sharp shall comply with all Applicable Laws relating to the Services including without limitation compliance with all relevant laws relating to the Facilities and the activities undertaken therein together with obtaining all consents and licenses relevant to the Services or the Facilities.

(g)Sharp shall in addition to compliance with Specifications ensure that the materials used are generally of good quality and free from all defects in workmanship;

(h)Sharp is and shall at all times during the term of this Agreement be materially in compliance with Applicable Law; and

(i)time shall be of essence in relation to the dates of Delivery or performance set out in this Agreement or the PSS.

7.2Manufacturer Representations and Warranties:

(a)If applicable to the services set forth in a PSS, Manufacturer shall deliver to Sharp all equipment and Tooling as described in Section 3.2 of this Agreement within 15 business days after the effective date of the PSS or as agreed in writing between the Parties.
(b)Any materials provided by the Manufacturer will comply with all applicable Specifications and will have been produced in compliance with the Applicable Laws.
(c)The Manufacturer is and shall at all times during the term of this Agreement be materially in compliance with Applicable Law.
7.3Disclaimer; Express Remedies for Nonconforming Packaged Products. Despite anything else in this Agreement to the contrary, the warranties relating to the storing, packaging, labeling, and Delivery of the Products and the Packaged Products stated in this Article 7 are in lieu of all other warranties, oral or written, express or implied, including implied warranties of merchantability and fitness for a particular purpose provided by either party. Except for Losses caused by Sharp’s gross negligence or willful misconduct, the covenants of Sharp set forth in Section 5.5 to replace nonconforming Packaged Products and in Section 6.7 with respect to recalls, shall be Manufacturer’s exclusive remedies for nonconforming Packaged Products.
7.4Compliance Schedule. The parties shall comply with the compliance schedule set out at Exhibit C.

8.Intellectual Property Rights.
8.1Intellectual Property Rights of Manufacturer; Grant of License. Except as specifically set forth in Section 8.2, all right, title, and interest in and to any trademarks, trade names, slogans, logos, copyrights, trade dress, know-how), Relevant Documents and goodwill associated with the Products and the Packaged Products (“Brand Image”) shall remain with the Manufacturer. All rights to any improvements or modifications to the Brand Image (including any developed or suggested by Sharp) are and shall remain owned solely by Manufacturer. Manufacturer grants to Sharp a non-exclusive, worldwide, royalty-free, and paid-up license to use the Brand Image as necessary for Sharp’s fulfillment of the Services in accordance with this

Agreement (including in accordance with the Specifications) during the Term. Except as set forth in the immediately preceding sentence, Sharp shall have no other rights to use the Brand Image.
8.2Ownership of Other Property. Sharp shall retain all right, title, and interest in and to (a) the Tooling (subject to the usage limitations set forth in Section 3.2, (b) any and all die(s), molds, printing plates and other equipment or supplies, and any and all intellectual property, know- how, methods or processes, in each case, including any related to serialization, used by Sharp in connection with processing, labeling and packaging of the Products, and (c) any and all modifications or improvements to any of the foregoing, are and shall remain owned solely by Sharp. Nothing in this Agreement shall be construed to grant to Manufacturer any right to any trademark, trade name, copyright, patent or other proprietary technology or know-how owned by Sharp.
9.Indemnification; Limitation of Liability.
9.1Sharp’s Indemnification of Manufacturer. Sharp shall defend, indemnify, and hold harmless Manufacturer and its Affiliates, officers, directors, and employees (each, a “Manufacturer Indemnified Party”) from and against any and all losses, liabilities, damages, claims for damages, suits, recoveries, judgments, or executions resulting from a third party claim (including reasonable attorneys’ fees) (collectively, “Losses”) that may be incurred by any Manufacturer Indemnified Party arising out of or related to: (a) any negligent or willful misconduct act or omission by a Sharp Indemnified Party in connection with the Services including without limitation storage, labeling, or packaging of the Products or the Packaged Products pursuant to this Agreement; or (b) Sharp’s breach of any of its covenants, agreements, representations, or warranties under this Agreement.
9.2Manufacturer’s Indemnification of Sharp. Manufacturer shall defend, indemnify, and hold harmless Sharp and its Affiliates, officers, directors, and employees (each, a “Sharp Indemnified Party”) from and against any and all Losses that may be incurred by any Sharp Indemnified Party arising out of or related to: (a) the possession, sale, use, or consumption of the Products, Packaged Products, or any other Manufacturer product; (b) Manufacturer’s supply of Products to Sharp under this Agreement; (c) Manufacturer’s breach of any of its covenants, agreements, representations, or warranties under this Agreement; (d) any negligent or willful misconduct act or omission on the part of Manufacturer in connection with its performance under this Agreement; or (e) the Brand Image, the Products, the Packaged Products, or any other product of Manufacturer that infringes the proprietary rights of another person or entity.
9.3Indemnification Procedure. A party seeking indemnification under this Article 9 (the “Indemnified Party”) shall notify the other party (the “Indemnifying Party”) in writing after receipt of any third party claim, demand, or cause of action (collectively, the “Claims”) specifying the basis given by such third party of such claim and shall prior to such notification not in any make any admission or take any action in relation to such Claims. The Indemnified Party shall give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence, support or directly relate to such claim. The Indemnifying Party shall have the right, upon giving written notice to the Indemnified Party within ten (10) business days from the date of the receipt of any such notice of claim, to undertake the defense of or, with the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), to settle or compromise such claim. The Indemnifying Party’s failure to give notice and to undertake the defense of or to settle or compromise such a Claim shall constitute a waiver of the Indemnifying Party’s rights under this Section 9.3 and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim; provided however, that the Indemnified Party shall not settle or compromise such claim without the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld, conditioned or delayed). The election by the Indemnifying Party, pursuant to this Section 9.3 to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses.
9.4Limitation of Liability. Neither party shall have any liability for any exemplary, punitive, incidental, indirect, special, or consequential damages, whether based on contract, tort, strict liability, or any other theory in connection with this Agreement. In addition, despite anything to the contrary in this Agreement (except as otherwise specifically provided for in Section 5.4 Risk of Loss and 6.7 Recalls), in no event shall either party’s liability exceed the fees paid to Sharp by Manufacturer for such services as described in the applicable PSS, excluding pass through costs, during the twelve (12) month period immediately preceding the event giving rise to the Claim(s).

10.Insurance.
Sharp shall acquire and maintain at its sole cost and expense: (a) Statutory Worker’s Compensation Insurance and Employer’s Liability Insurance; (b) risk coverage of not less than one million dollars ($1,000,000) for physical loss or damage to materials including Products and Packaged Products while at the Facilities or under its control; and (c) products liability, bodily injury and property damage insurance with a combined single limit of not less than one million dollars ($1,000,000).
11.Term; Termination.
11.1Term. Unless terminated in accordance with Section 11.2, the term of this Agreement will begin on the Effective Date and continue for five years from the Effective Date (the “Term”). The Term shall end upon the expiration of this Agreement or its earlier termination as set forth in Section 11.2
11.2Termination. This Agreement and any PSS may be terminated upon any of the following:
(a)Mutual written agreement at any time;
(b)Either party may terminate this Agreement by giving thirty (30) days written notice to the other party in the event the other party has breached any representation, warranty or obligation contained in this Agreement and/or has defaulted in the performance of any of its duties or obligations hereunder in any material respect and such breach or default has not been remedied within thirty (30) days after written notice of the breach or default has been received by the defaulting party;
(c)If a voluntary petition in bankruptcy is filed by a party under the United States Bankruptcy Code, if an involuntary petition under the United States Bankruptcy Code is filed against the other party, or if a receiver is appointed for the other party or its property;
(d)The Manufacturer may terminate this Agreement or any PSS without cause by delivering written notice to the other party 180 days’ prior to the effective date of termination set out in such notice;

(e)Sharp may terminate this Agreement or a PSS by delivering written notice to the Manufacturer at least 12 months prior to the effective date of termination set out in such notice provided that Sharp shall not terminate a PSS before the first anniversary of each PSS.

(f)Either party may terminate this Agreement or any PSS pursuant to Section
13.2.
11.3Effect of Expiration or Termination.
(a)The expiration or termination of this Agreement shall not release either party from any of its obligations accrued prior to the effective date of termination, and each party shall remain responsible for the performance of its respective obligations and agreements which are expressly stated to be obligations which survive the termination of this Agreement. Furthermore, the rights to terminate provided for hereinabove are in addition to any other right, remedy, or election either party may have hereunder or at law or in equity.
(b)Within ninety (90) days of the effective date of the expiration or termination of this Agreement for any reason, Manufacturer shall purchase any Packaging Materials that Sharp has purchased exclusively for Manufacturer in accordance with this Agreement for the production of the Packaged Products.
(c)Upon the effective date of expiration or termination of this Agreement, Sharp shall immediately deliver to Manufacturer or its designee all Products, and all Relevant Documents, text, graphics and other artwork and Packaging Materials purchased or provided by Manufacturer. Sharp shall also deliver to Manufacturer or its designee all Packaged Products produced hereunder, and shall invoice Manufacturer for such Packaged Products and for all services performed, in accordance with the terms of Section 5.3.
12.Confidentiality.
12.1Confidentiality. Sharp and Manufacturer shall not disclose any and all trade secrets, confidential or proprietary business information and any other confidential or proprietary information disclosed by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) or developed and/or discovered by either Party as a result of the performance of Services or using confidential or proprietary information of the other Party including the Relevant Documents where the Manufacturer is the Disclosing Party (collectively, “Confidential

Information”) to any person or entity, except: (i) to Affiliates that are made aware of the confidential nature of the Confidential Information and agree to comply with the terms of this Agreement; (ii) to employees and authorized representatives of each party having a need to know the information in order to fulfill such party's obligations hereunder; or (iii) as required by an applicable Regulatory Authority.

(a)The parties shall use the Confidential Information solely for the purpose of carrying out the obligations contained in the Agreement. The obligations imposed by this Section shall not apply to any Confidential Information that:

(i)is in the public domain at the time of disclosure;

(ii)after disclosure, becomes part of the public domain by publication or otherwise, through no fault of the Receiving Party;

(iii)at the time of disclosure, is already in the recipient's possession, except through prior disclosure by the Disclosing Party, and such possession can be properly documented by the Receiving Party in its written records, and was not made available to the Receiving Party by any person or party owing an obligation of confidentiality to the Disclosing Party;

(iv)is rightfully made available to the Receiving Party from sources independent of the Disclosing Party;

(v)is required to be disclosed in the course of litigation or other legal or administrative proceedings; provided that in all such cases the Receiving Party the Confidential Information shall, to the extent permitted, give the other party prompt notice of the pending disclosure and shall cooperate in such other party's attempts, at such other party's sole expense, to seek an order maintaining the confidentiality of the Confidential Information; or

(vi)is required to be disclosed by Applicable Laws; provided that in all such cases the party receiving the Confidential Information shall, to the extent permitted, give the other party prompt notice of the pending disclosure and shall cooperate in such other party's attempts, at such other party's sole expense, to seek an order maintaining the confidentiality of the Confidential Information.
(b)Survival. The obligation of confidentiality and nonuse set forth in this Article 12 shall survive for a period of three (3) years beyond the termination or expiration of this Agreement other than in respect of non-public information.
(c)Ownership of Confidential Information. Confidential Information shall remain the exclusive property of the Disclosing Party. In no event shall any of either party’s Confidential Information, technology, know-how, intellectual property (or rights thereto) become the property of the other party and each Party shall return or if instructed destroy the other Party’s Confidential Information on termination of this Agreement.

(d)Neither party shall release to any third party any Confidential Information or non-public information with respect to the terms of this Agreement without the prior written consent of the other party.
(e)Article 12(d) shall apply to Confidential Information provided that notwithstanding anything contained herein the Manufacturer shall have the right to share any Confidential Information relating to the Services in the event of termination of this Agreement or a breach of this Agreement in order to implement a Technology Transfer to another provider.

13.Miscellaneous.

13.1Authority to Enter Into Agreement. Each party represents and warrants that it is authorized to enter into this Agreement and that in so doing it is not in violation of the terms and conditions of any contract or other agreement to which it may be a party.
13.2Force Majeure. Neither Party shall be liable for any failure or delay in performance under this Agreement (excluding payment obligations) to the extent that such performance is impeded or made unreasonably onerous by any circumstance beyond the reasonable control of the Parties without limitation such as war (whether declared or not), riot, fire, explosion, flood, earthquake, sabotage, industrial disputes, strikes, shortage in power, pandemic, fuel, materials or labor, delays by supplier and/or subcontractor or acts of any government (a “Force Majeure”). The parties agree the effects of the COVID-19 pandemic that is ongoing as of the Effective Date may be invoked as a Force Majeure for the purposes of this Agreement even though the pandemic is ongoing. The Party claiming to be affected by Force Majeure shall without delay notify the other Party on the intervention and on the cessation of such circumstance.
13.3 Public Announcements. The parties agree to jointly determine the contents of any public announcement informing the public about the existence of this Agreement between the parties and, except as may be required by law or the rules of any national securities exchange, neither party shall issue or cause the issuance of any such public announcement without the express prior approval of an executive officer of each party.
13.4Amendments. Except to the extent otherwise provided in Section 5.1 of this Agreement with respect to amendments to a PSS, this Agreement shall be modified, amended, or altered in a written agreement signed by both parties.
13.5Governing Law. Each party agrees that this Agreement and any PSS or related document entered pursuant to it shall be governed by and interpreted in accordance with the laws of the State of Delaware other than its conflict of laws principles. The parties agree that in the event that any suit or proceeding is brought in connection with this Agreement, such suit or proceeding shall be brought in the courts of the State of Delaware, and the parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts. Nothing contained in this Agreement shall prevent or delay either party from seeking in any court of competent jurisdiction in Pennsylvania specific performance or other equitable remedies in the event of any breach or intended breach by the other party of any of its obligations hereunder.

13.6Assignment. Neither party may, without the prior written consent of the other party, delegate, transfer, convey, assign, or pledge any of its rights or obligations under this Agreement to any other person, firm or corporation; provided however, that such consent shall not be unreasonably withheld and provided further that Sharp need not obtain any consent in the event Sharp assigns this Agreement to an entity that succeeds to all or substantially all of Sharp’s business or assets.
13.7Notice. All notices under this Agreement must be delivered in writing by either Party by prepaid, overnight courier service, or hand delivery, with a copy (which will not constitute notice) emailed to the other Party as follows:

If to Manufacturer:

Indivior UK Limited Chapleo Building Henry Boot Parkway, Priory Park,
Hull HU 7BY, United Kingdom Att:
1.Associate General Counsel, EUCAN
2.Company Secretary Email: Cosec@indivior.com

With a copy to:
Indivior Inc.
10710 Midlothian Turnpike, Suite 125 North Chesterfield, VA 23235
Attn: Chief Legal Officer Legal@Indivior.com
If to Sharp:

Sharp Packaging Services, LLC 7451 Keebler Way
Allentown, Pennsylvania 18106 Attention: Chief Commercial Officer Fax Number: (610) 254-1765

With a copy to:
Sharp Packaging Services, LLC 7451 Keebler Way
Allentown, Pennsylvania 18106 Attn: General Counsel
Email: Legal@Sharpservices.com

13.8Compliance with Laws. Both parties agree to comply with all applicable federal, state, or local laws, statutes, rules, regulations, and ordinances, including any Applicable Laws, subject to any specific limitations while performing this Agreement.

13.9Entire Agreement. This Agreement, including all Exhibits attached and applicable Product Supply Scope, contains the entire understanding of the parties. It supersedes all prior oral or written agreements or understandings pertaining to the subject matter, and except as otherwise specifically provided for, shall be amended or modified only by written agreement executed by the parties. The parties acknowledge and agree that any other pre-printed, standard, or posted terms or conditions, including terms and conditions identified in any quotes, purchase orders, invoices, acknowledgements, bills of lading, terms of use or sale, or other forms used by the Parties are not incorporated into this Agreement and are superseded by this Agreement. Electronic delivery is an effective method of delivering the executed Agreement. This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.
13.10Severability. If any court of competent jurisdiction holds any provision or part of this Agreement to be invalid or unenforceable, such holding shall not affect the remaining provisions of this Agreement.
13.11Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be a waiver of such term or condition for the future.
13.12Headings. Headings in this Agreement are included for reference only and have no legal effect.
13.13Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and together shall constitute one and the same instrument.
13.14Drafting. This Agreement was negotiated at arm’s-length and entered into freely by the parties and upon the advice of their respective counsel. The parties are to be deemed the drafters of this Agreement. No provision of this Agreement shall be construed in favor of or against any party based upon principles of contra proferentem or any other presumption as to inequality of bargaining power or otherwise.

13.15Non-Solicitation. Neither Party may solicit the employees or independent contractors of the other Party to become employees of, or consultants to, such Party during the Term of this Agreement and for a one (1) year period following the expiration or earlier termination of this Agreement.

13.16Survival. Sections 5, 6, 7, 8, 9, 11.3, 12, and 13 shall survive termination or expiration of this Agreement.

The parties have caused this Agreement to be duly executed in their respective names and on their behalf as of the Effective Date.

For and on behalf of                    For and on behalf of
INDIVIOR UK LIMITED    SHARP PACKAGING SERVICES, LLC

By: Hillel West        By: Jeff Benedict

Title: Chief Manufacturing and Supply Officer    Title: Chief Commercial Officer

Date:

18-Nov-2023

Date:

20-Nov-2023

For and on behalf of
INDIVIOR INC.

By: Woodrow Anderson

Title: SVP, Group Controller     Date: 20-Nov-2023

EXHIBIT A
Template Product Supply Scope

PRODUCT SUPPLY SCOPE NUMBER [ ]
Product Name:

This Product Supply Scope Number 1 (“PSS”) is entered into and made effective as of [month] [day], 20 (the “Effective Date”), between Sharp Packaging Services, LLC, a Pennsylvania limited liability company with an address at 7451 Keebler Way Allentown, PA 18960 (“Sharp”), and [customer name] with an address at [customer address] (“Manufacturer”).

INTRODUCTION
A.Manufacturer and Sharp are parties to a Master Packaging and Supply Agreement dated as of [MSA date] (the “Agreement”); and
B.Manufacturer and Sharp desire to enter into this PSS for the services described in this PSS (the “Services”).

Accordingly, the parties, intending to be legally bound, agree as follows:
1.Sharp agrees to provide the Services to Manufacturer as described in Schedules A, B, C, and D, in exchange for the fees described in Schedule A.

2.The provisions of the Agreement are incorporated by reference and made part of this PSS. This PSS and the Agreement shall constitute the entire agreement of the parties regarding the services relative to the Product set forth in this PSS . If the terms of this PSS and the Agreement are inconsistent, the terms of the Agreement shall prevail.

3.Any capitalised term unless specifically defined herein shall have the same meaning as in the Agreement.
The parties have caused this PSS to be duly executed in their respective names and on their behalf as of the Effective Date.

[MANUFACTURER] By: Example - do not sign Title: Date:	SHARP PACKAGING SERVICES, LLC By: Example – do not sign Title: Date:

SCHEDULE A

To Product Supply Scope Number 1

THE SERVICES,PRICING INFORMATION AND VOLUME REBATES (IF APPLICABLE)

[Insert Proposal Here]

SCHEDULE B To Product Supply Scope Number 1

SPECIFICATIONS

[To be provided by Manufacturer.]

Storage requirements and requirements for Delivery of Packaged Products to Manufacturer Carriers: [TBD]

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SCHEDULE C

To Product Supply Scope Number 1

INITIAL FORECAST

[To be provided by Manufacturer.]

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SCHEDULE D

To Product Supply Scope Number 1 SERIALIZATION PRICES AND TERMS AND CONDITIONS
Sharp will provide serialization services (“Serialization”) to Manufacturer, subject to the following terms and conditions.

1.Any engineering studies or print tests requested in addition to one (1) completed as part of the serialization set-up will incur additional billing, quoted separately based on ES requirements.

2.Repetition of OQ or PQ/PV activities to satisfy customer validation expectations, exceeding the Sharp, cGMP compliant standard for the same will be quoted separately.

3.Number of site visits over the course of the project expected to be between 1 and 4. Project management and other functional area (Engineering/Validation) support required for additional site visits may be subject to additional fees, to be determined by Sharp.

4.No file conversion or software customization is to be provided as part of the charges assessed for Serialization set-up.

5.Migrating to a common (enterprise level) platform for the exchange of serial numbers at a later date, for the purpose of consolidating connections between the Manufacturer and multiple Sharp sites may be a shared computer validation expense though any IT costs incurred are to be borne by Sharp.

6.Payment terms: forty percent (40%) of the Price due and payable by Manufacturer to Sharp at time of order, fifty percent (50%) due and payable to Sharp at the start of PV, and ten percent (10%) due and payable upon successful project completion (shipment of serialized goods & S/N notification).

7.In addition to implementation charges, Sharp may assess a fee for the ongoing support and maintenance of Serialization systems.

8.The parties agree that Sharp shall implement a business continuity plan relevant to this PSS:

a.The parties acknowledge that the regulatory requirements and associated timescales involved in switching manufacture of the product which is the subject of this PSS (the “Product”) to an alternative supplier are significant and as such Sharp’s business continuity plan shall focus on risk minimization and mitigation to maintain the Supplier as the manufacturer of the Products. Within three (3)

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months of start of production pursuant to this PSS or (if not applicable) within sixty (60) days of

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Indivior’s request, whichever is the sooner, Sharp will provide Indivior with a detailed, written business interruption and recovery plan, including business impact and risk assessment, crisis management, information technology disaster recovery, and business continuity (including plans to source Packaging Materials and how an emergency technology transfer would be performed if required) (the “BCP Plan”).
b.Sharp will update the BCP Plan annually for the Product on every anniversary of the start of production pursuant to this plan or if the PSS has a prior Effective Date as of the anniversary of signing of this PSS and provide a copy to Indivior within 30 days of the applicable anniversary date each year demonstrating risk reduction and mitigation against the previous year. Such BCP Plan shall be discussed as part of the business review meeting and the Supplier agrees to adhere to the BCP Plan, including any modifications or changes mutually agreed between the parties.
c.Sharp will notify Indivior in writing within twenty-four (24) hours of any activation of the BCP Plan.
d.Sharp agrees that in the event that the BCP Plan is activated and during such activation Indivior, acting reasonably, concludes that the Supplier is not able to fulfil its obligations under this Agreement and the Product will go out of stock in markets, on Indivior’s request the Supplier will perform an emergency technology transfer to a third party identified by Indivior as an alternative source of packaging of the Products. Save where such an emergency technology transfer arises as a result of Sharp’s breach of the Master Services Agreement or this PSS, such an emergency technology transfer shall be at Indivior’s cost (as to reasonable expenses properly incurred).
e.If Sharp’s ability to supply the Product becomes limited due to a Force Majeure Event, or otherwise limited due to circumstances not foreseen by this Agreement, such that Sharp is forced to make allocations of Packaging Materials (other than Packaging Materials supplied by Indivior or purchased by it on Indivior’s behalf, which may not be allocated) on a pro rata basis between the Product and products of third party customers, Sharp undertakes that it shall nevertheless use all reasonable endeavours to supply Indivior with its requirement of Packaging Materials (or such other pro rata volume as is agreed with Indivior) as evidenced by any unfulfilled purchase order and in accordance with the terms of this Agreement.

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SCHEDULE E
(KEY PERFORMANCE INDICATORS)

Performance Standards

The parties agree that the Key Performance Indicators (“KPI”s) set forth herein represent the targets of the parties as of the Effective Date.

No	Key Performance Indicators	Definition	Target
1	On Time (Actual Delivery Date vs. Firm Order Date)	Number of orders delivered on or before Purchase Order delivery date
2	In Full (Delivered quantity vs. Firm Order quantity)	Number of orders delivered with quantities equal to or greater than Firm Order quantity
3	Firm Order Acknowledgement	Number of Days to confirm Firm Order
4	Complaint Rate	Measured as a Manufacturer Complaint rate due to Sharp process
5	Site Compliance Profile	Total number of regulatory or Manufacturer audits/ audit observations that result in critical findings which may lead to supply chain interruption

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EXHIBIT B

QUALITY AGREEMENT TO BE APPENDED

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EXHIBIT C
Compliance Schedule

A: Code of Conduct

The parties to this Agreement represent and warrant to the other that during the term of the Agreement:

1.all activities undertaken pursuant to this Agreement including data, materials, or other content provided pursuant to this Agreement, nor any element thereof, will infringe upon the patent, trademark, copyright, or other intellectual property or other rights of any third party;

2.each shall comply with the Manufacturer’s policies as amended from time to time (“Policies”) provided that in the case of Sharp it shall if it chooses to alternatively comply with any internal code of compliance (the “Code”) that materially incorporates the    principles    set    out    in    the    Policies    (the    Policies    are    available    at https://www.indivior.com/en/about-us/corporate-governance/global-conduct- policies);

3.shall promptly report to the other any violation of the Policies or the Code (if applicable).
B:    Compliance with Anti-Corruption Laws The parties to this Agreement:
1.are committed to conduct business with the highest degree of ethics and integrity and will comply with the letter and spirit of all applicable local and international laws and regulations such as the US Foreign Corrupt Practices Act (“FCPA”) and all other applicable anti-corruption laws, as well as any laws implementing the UN Convention Against Corruption and the OECD Anti-Bribery Convention;

2.undertake that their respective directors, employees, and officers have not and shall not directly or indirectly (a) offer, provide, authorize for or promise to another person, or (b) request, accept, or agree to accept from another person, any financial or other advantage or anything of value (“Benefit”), if such Benefit is for the purpose of influencing the receiving person improperly in his/her official capacity for the purpose of obtaining a business advantage, or where such Benefit would constitute a violation of any Applicable Law;

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3.devise and maintain a system of adequate internal controls for expenditures made under the Agreement and keep books and records complete and accurate in order to reflect, compliance with the obligations set out in this Exhibit C;

4.and their officers or employee have as of the date of this Agreement not been excluded from participation in any federal healthcare program (as that term is defined by 42
U.S.C. § 1320a-7b(f)), are currently listed on the U.S. Department of Health Office of Inspector General’s List of Excluded Individuals or Entities or face conviction for any crime that could result in exclusion from federal health care programs under 42 U.S.C.
§§ 1320a-7, 1320-7a;

5.have not been excluded, suspended, debarred, or are otherwise ineligible to participate in federal procurement or non-procurement programs, or are currently listed on the General Services Administration System for Award Management;

6.are currently the subject of a proceeding that could lead to their or their employees, agents, or subcontractors becoming a debarred individual or debarred entity under Section 306 of the Food Drug and Cosmetic Act (21 U.S.C § 335a);

7.agree that if, at any time after execution of this Agreement, either party becomes aware of any circumstances that may affect the accuracy of the above representations, or that it or any of its officers, directors, employees or subcontractors performing obligations under this Agreement has become or is in the process of being charged, convicted, debarred, excluded, proposed to be excluded, suspended or otherwise rendered ineligible, or is on an enforcement list, the party will immediately notify the other in writing; and/or

8.understand that breach of this Exhibit C may result in termination for cause by the other party.

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TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

QUALITY TECHNICAL AGREEMENT FOR THE PACKAGING OF INDIVIOR'S PRODUCT

CONTRACT GIVER	CONTRACT GIVER	CONTRACT ACCEPTOR
lndivior Inc.	lndivior UK Limited	Sharp Packaging Services, LLC
10710 Midlothian Turnpike	234 Bath Road	7451 Keebler Way
Suite 125	Slough, Berkshire	Allentown, PA 18106
North Chesterfield, VA 23235	SL1 CL14EE	USA
USA	United Kingdom
APPROVED BY:
Contract Giver:

Name	Title	Signature/Date
Susan Chesson	Head, Quality Operations, NA & API Manufacture

Contract Acceptor:

Name	Title	Signature/Date
Barbara H. Ost	Divisional Vice President, Quality Compliance & Regulatory Affairs

This Agreement will be reviewed no later than three years after signature.

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging
CONTENTS
1.PURPOSE    3
2.ABBREVIATIONS    3
3.CONFIDENTIALITY AND DATA PROTECTION    4
4.GENERAL RESPONSIBILITIES    4
5.QUALITY MANAGEMENT    4
6.DOCUMENT REQUIREMENTS    7
7.STARTING MATERIAL, COMPONENTS AND PRINTED PACKAGING MATERIALS    9
8.MATERIALS MANAGEMENT    10
10.QUALITY ASSURANCE AND BATCH RELEASE    13
11.COMPLAINTS, RECALLS & FALSIFIED MEDICINES    14
12.REGULATORY    15
13.MEDICAL INFORMATION & PHARMACOVIGILANCE    16
14.AUDITS AND REGULATORY INSPECTIONS    16
15.OUTSOURCED ACTIVITIES    17
16.HEALTH AND SAFETY    18
17.QUALITY TECHNICAL AGREEMENT REVISION HISTORY    18
APPENDIX 1 - CONTACT LIST    19
APPENDIX 2 - LIST OF CA's SITES USED FOR INDV's PRODUCT    21
APPENDIX 3 - LIST OF INDV's PRODUCTS COVERED BY THIS TECHNICAL
AGREEMENT AND STORAGE CONDITIONS    22
APPENDIX 4 - LIST OF APPROVED SUB-CONTRACTORS - Not Applicable    25

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging
APPENDIX 5 - LIST OF DOCUMENTS TO BE PROVIDED TO INDV BY CA FOR RELEASE26 APPENDIX 6 - PRODUCT COMPLIANCE SUMMARY REFERENCE TABLE    27

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

1.PURPOSE
This Technical Quality Agreement defines the roles and GMP responsibilities of the Contract Giver lndivior Inc and lndivior Europe Ltd hereafter referred to as INDV INC and INDV EU respectively, referred to collectively as INDV, and the Contract Acceptor Sharp Packaging Services, LLC hereafter referred to as CA, for the Contract Packaging of INDV's Medicinal Products in accordance with the FDA Guidelines, European Guide to Good Manufacturing Practice and regional regulatory requirements of the relevant Marketing Authorisations, as applicable to the party and their respective obligations to the governing authority (local jurisdiction).

The scope of this Technical Quality Agreement covers the contract packaging of INDV and INDV EU Medicinal Products, including controlled drugs and preparation of INDVs products for shipment/export, as specified by INDV to CA. Specifications may be referenced within this Quality Technical Agreement but are managed separately.

This Technical Quality Agreement comes into force when it is signed by all the contracting parties, and it will be valid for a period of three years after date of last signature. Amendments to this Agreement and the Appendices may only be made by mutual prior agreement in writing. Appendices may be updated/approved without a revision to the main body of the Agreement.

Arrangements on commercial (business) terms are reserved for a separate Commercial Agreement. Arrangements on Pharmacovigilance terms can be reserved for a separate agreement, where agreed upon. If there are any direct conflicts between the terms of this Quality Agreement and the terms of the Commercial Agreement, in matters pertaining to quality or cGMP-related activities, the provisions in this Quality Agreement shall govern and control. With respect to all other matters, the terms, provisions, and conditions of the Commercial Agreement shall govern and control.

The parties acknowledge that INDV INC can utilise its subsidiary/affiliate companies, including lndivior Europe Ltd (INDV EU) accordingly, any reference in this Quality Agreement to INDV INC owning or making sales of the product in the Territory shall include INDV INC subsidiary/affiliates acting for and on behalf of INDVINC.

2.ABBREVIATIONS

CA	Contract Acceptor
INDV	lndivior Inc and lndivior Europe Limited collectively
INDV EU	lndivior EU Ltd
INDV INC	lndivior Inc
EMA	European Medicines Agency
FDA	Food and Drug Administration

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

GDP	Good Distribution Practice
GMP	Good Manufacturing Practice
MA	Marketing Authorisation
MSDS	Material Safety Data Sheet
NCR	Non-Conformance Report
QP	Qualified Person
RP	Responsible Person

3.CONFIDENTIALITY AND DATA PROTECTION
All parties undertake to maintain strict confidentiality. This undertaking will remain in force following any subsequent termination of services as defined in the Commercial Agreement. Neither party is entitled to use knowledge of the other disclosed to it under this Quality Agreement without the consent of the other party. Information required by inspectors during regulatory inspections is excluded from these requirements. It is accepted where emergency contact details are listed that it is with the knowledge of the individuals. This document is in line with the requirements of the UK.gov and US Data Protection Acts.

4.GENERAL RESPONSIBILITIES

RESPONSIBILITY
4.1
Responsible for adhering to the terms as specified in this Agreement.
All parties shall promptly inform the other of any failure to adhere with any of the provisions in this Agreement and work amicably towards resolution.
X
4.2	Provide CA with all product information necessary to undertake the work contemplated by this Agreement.	X	X
4.3
EU Specific - Comply with EU directives 2003 / 94 / EC, 2001 I 83 I EC,
Falsified Medicines Directive 2011 / 62 / EU and all other relevant EU and UK principles and guidelines relating to GMP as appropriate.
		X	X
4.4	USA Specific - Comply with US FDA guidelines, 21 CFR Part 11, 210, 211 and 1300, and Drug Supply Chain Security Act (DSCSA) as applicable.	X		X
4.5
Must hold a valid Pharmaceutical Manufacturing Authorisation (or equivalent) issued by the relevant Competent Authority/Regulatory Agency responsible for the regulation of the pharmaceutical manufacture or packaging, as applicable to each party.
		X	X	X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging
5.QUALITY MANAGEMENT

RESPONSIBILITY

5.1
Maintain a Quality unit with the responsibility and authority for quality planning, execution of quality tasks and assuring that resources are allocated to achieve quality requirements and for ensuring that GMP compliance is met.
		X	X	X

RESPONSIBILITY
5.2
Perform assigned responsibilities in compliance with internal standard procedures, work instructions, controlled documents, specifications or equivalent and as instructed by the applicable INDV Product Compliance Summaries (PCSs).
X
5.3	Provide applicable PCSs to enable packaging activities.	X
5.4	Ensure written job description of any Quality Assurance (QA) is in place to define the authority to take decisions with regards to their responsibilities.		X
5.5	Maintain an adequate number of competent personnel involved in all stages of activities and have available a defined organizational structure.		X
5.6
Provide and document initial and ongoing GMP training and provide process specific training for QA personnel and other employees involved in the receipt, packaging, handling, and release of product as applicable, including identification of falsified medicinal products.
X
5.7	Document and maintain records of any training given.		X
5.8	Notify INDV of any major change in premises, equipment, storage locations or conditions, key personnel and quality systems that have an impact on INDV products.		X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
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5.9
Maintain buildings and facilities designed and constructed in a manner that (a) permits the operation therein to be performed under clean, sanitary, and orderly conditions; (b) permits the effective cleaning of all surfaces; and (c) prevents the contamination of the product and the addition of extraneous material to the product.
X
5.10	Maintain and document an adequate pest control program.	X
5.11	Validate and/or qualify and maintain storage facilities appropriate for conditions specified per standard procedures and product specifications. Maintain records of any critical parameters.	X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
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RESPONSIBILITY
5.12
Maintain its facility free of beta-lactam antibiotics such as penicillin, cephalosporins, carbapenems or monobactams. Subject all new products to a product safety and quality assessment (PSQA) per standard procedures prior to entering facility to ensure compliance with regulatory standards, safety, and self-containment such that new product shall not contaminate other products, personnel, or facility.
If during the PSQA review it is determined that additional cleaning and validation activities are required to support the packaging of the Product, then the parties shall discuss any additional activities and/or the related costs thereof, in good faith.
X
5.13	Ensure storage facilities are secure, clearly marked, have restricted access to authorized personnel and are adequately maintained and cleaned.	X
5.14	Define requirements for hygiene in area where medicinal products are handled.	X
5.15
Ensure that there are systems for physical and electronic means of segregation, where required. Where electronic segregation is based upon computer systems, ensure that the system is secure and validated. For any type of segregation, also ensure that labelling is applied per standard procedures (i.e., QAD AIM label with barcode, tags, etc.).
X
5.16
Ensure equipment which has an impact to medicinal products are appropriately validated (and re-validated as appropriate), calibrated and routinely maintained and monitored, per standard procedure and as applicable. Adequate records of repair, maintenance, calibration, and validation of any key equipment shall be maintained.
X
5.17	Maintain a current set of "as-built" drawings for equipment and facilities.	X

5.18
Establish and maintain operational and quality management controls, systems, policies, procedures, and processes to meet regulatory requirements and commitments. Quality systems may include but are not limited to defining individual roles and responsibility, company role and responsibility, documentation requirements, data integrity requirements, material and product control including traceability, management review, quality manuals, etc.
X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

RESPONSIBILITY
5.19	Ensure investigations for all events, nonconformances and deviations related to the product are performed and documented against written procedures.		X
5.20	Notify INDV of any product related deviations within two (2) business days.		X
5.21	Review and approve product related deviations.	X
5.22	Maintain a Corrective Action / Preventative Action (CAPA) process that will take action to eliminate the cause of non-conformities to prevent recurrence.		X
5.23	Maintain written procedures for the control of changes and will inform INDV INC of any changes, planned or unplanned related to product and or process.		X
5.24	Review and approve changes related to product.	X
5.25
Ensure that all operations, following receipt of the medicinal product from INDV are performed in a manner that ensures that the identity of medicinal products is not lost and that the preparation for shipment of the of medicinal products is in accordance with the information provided by INDV.
X
5.26	Maintain a system of a periodic quality review (PQR) of products, as applicable to the party.	X	X
5.27	Generate PQRs in line with timelines specified in standard procedure.	X	X
5.28	Provide data as reasonably requested for the compilation of PQRs.		X

6.DOCUMENT REQUIREMENTS

	RESPONSIBILITY	NDV INC

6.1	Maintain written or electronic records including version control which meet GMP requirements.			X
6.2	Maintain standard operating procedures (SOPs) or equivalent per GMP requirements.	X	X	X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
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	RESPONSIBILITY	NDV INC

6.3
Establish and maintain a controlled system to initiate, review, revise, approve, obsolete, store and archive all GMP documentation (i.e., procedures, work instructions, controlled forms, protocols, reports, Specifications, etc.).
X
6.4
Prepare a Certificate of Compliance (release statement) for each batch of product packaged. Details of the certificate/release are defined and incorporated in the approved Master Packaging Record. The certification shall include confirmation that Product has been packaged in a cGMP compliant facility and inspected in accordance with Specifications (according to INDV requirements/PCS which meet the applicable market need.).
X
6.5
Provision of necessary data and information from the Marketing Authorization and/or Product License or Registration in the form of the INDV Product Compliance Summary (PCS):
0    Lot and Expiry date formats
0    Lot and Expiry date Pre-heads
0    Serialisation requirements
0    Tamper evidence requirements
0    Approved INDV component item codes
0    Product Shelf life to enable expiry date determination
0    Product Storage conditions
0    Packaging In-Process Controls (IPC's)
0    Basic serialization requirements
X
6.6
Prepare, review and Approval of internal CA product related documentation based on INDV PCS (specifications) such as but not limited to:
0    Master Packaging Records (MPRs)
0    Serialisation Master Documents (SMDs)
0    Printed Packaging Component Specifications (Primary and Secondary)
0    Serialization requirements
X
6.7	Review and approval of CA product related documentation.	X	X
6.8	Overall control of the artwork generation, including serialization and approval process for printed packaging components.	X	X
6.9	Provision of artwork "technical information" for incorporation to artwork files (ensure fit and function of INDV artwork within CA packaging operation).			X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

	RESPONSIBILITY	NDV INC

6.10	Technical approval of artwork files (ensure fit and function of INDV artwork within CA packaging operation).
6.11	Final approval of Artwork files and release to CA for use in generating Printed Packaging Material (PPM).	X	X
6.12	Control of approved artwork files.	X	X	X
6.13	Maintain processes and specifications for serialisation activities as required.	X	X	X
6.14	Upload the master data of products to European Medicines Verification Organization (EMVO).		X
6.15	Provide Product serialization specifications including serial numbers to CA. INDV is responsible to ensure that the specifications meet product and market requirements.	X	X
6.16	Generate the product Serialization Requirements Document (SRO) and any other applicable supporting documentation per standard procedures and INDV specifications.			X
6.17	Review and approve the SRO and any other applicable supporting documentation.	X	X	X
6.18	Perform product serialization in accordance with the SRO, Serialization Master Data, Master Packaging Record, any other applicable supporting documentation, and standard procedures.			X
6.19	Import serial numbers through defined connectivity solution to EMVO.		X
6.20	Upload the serial numbers to EMVS (European Medicines Verification System) after the release of the finished product.		X
6.21	Ensure the approval of validation plans/protocols specific to INDV.	X	X	X

7.STARTING MATERIAL, COMPONENTS AND PRINTED PACKAGING MATERIALS

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TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
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RESPONSIBILITY

7.1	INDV will be responsible for defining all starting material used in the packaging of product.

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

	RESPONSIBILITY	NDV INC	CA
7.2	Where contracted, CA will be responsible for procuring, on INDV behalf, any starting material used in the packaging of product.		X
7.3
All starting materials must be procured from approved sources.
Selection, qualification, approval, and maintenance of suppliers of starting materials, components, and Printed Packaging Material (PPM) must be documented.
		X	X
7.4	CA shall be responsible for vendors/suppliers qualified per its procedures (identified on the CA's "Approved Supplier List").		X
7.5	INDV shall be responsible for vendors/suppliers that are identified by INDV and for which CA has no affiliation (not on CA's Approved Vendor List).	X
7.6
INDV INC will be responsible for the generation of printed packaging component wording and artwork copy and for the checking and approval of all such copy. INDV INC will be responsible for supplying the CA with a signed proof or standard of each of the printed packaging components. The CA will be responsible for ensuring that all printed packaging components used in the assembly of the products are consistent with these proofs and standards.
		X	X
7.7	Establish and maintain a program to evaluate and control the risk of Melamine and BSE/TSE for raw materials, bulk Product and Product contact components, as applicable.	X	X
8.MATERIALS MANAGEMENT

RESPONSIBILITY
8.1
Ensure on receipt of each delivery, all incoming product, materials, components, and PPMs are checked against the delivery note to ensure that the consignment is consistent with the order per standard procedure.
X
8.2
Ensure essential documentation are provided and or obtained with the product, starting materials, components, and PPMs such as (if applicable) Certificate of Analysis, Certificate of Conformity, etc. per standard procedure.
		X	X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
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	RESPONSIBILITY	NDV INC	CA
8.3
Visually inspect each product, material, component, and PPM
received against INDV specifications and for any defects or damage that may have an impact to the quality of the product, per standard procedure. Non-conformances shall be recorded, investigated per standard procedure, and reported to INDV INC where applicable.
X
8.4	Review the defect or damage associated with product, starting materials, components or PPM's and provide a resolution if applicable.	X
8.5	Return to inventory or destroy outdated or non-conforming product, starting materials, components, and PPMs per standard procedure.		X
8.6	Maintain storage of materials and products in accordance with GMP, GDP, standard procedures and in accordance with INDV specifications.		X
8.7	Will ensure that any cold chain products received are checked-in as a matter of priority and are promptly stored under appropriate conditions per standard procedures and specifications.		X
8.8	Store product, materials, and components to ensure protection from contamination, batch segregation and stock rotation (FEFO - First Expire First Out) per standard procedure and as instructed by INDV.		X
9.PRODUCTION AND PACKAGING

RESPONSIBILITY
9.1
Before any processing operations, ensure the packaging area, printing machines, packaging line, is free from any starting materials, products or documents not required for the packaging of the immediate product. Line clearance and verification shall be performed per standard procedure.
X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

9.2	Ensure correct performance of the printing equipment (printing of batch number and expiry date) and packaging equipment per standard procedure and as outlined in the batch record.	X
9.3	Ensure batch packaging records are followed and each action recorded by the production staff at every stage during the production.	X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
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RESPONSIBILITY
9.4
Any event, deviation or non-conformances from the records or instructions identified during any stage of production/packaging, must be recorded in the Batch packaging record, and must be approved by an authorized quality person.
X
9.5	Use appropriate food grade machine lubricants and oils per standard procedure.		X
9.6
Complete reconciliation of the bulk product and printed packaging materials per standard procedure and as outlined in the batch record. Any discrepancies observed must be investigated before release per standard procedure.
X
9.7	Upon completion of the packaging operation, any in-process waste and any unused batch coded PPMs shall be destroyed (as applicable) and destruction recorded per standard procedure.		X
9.8
Expiry Dating and Batch Coding/Numbering:
INDV will determine the logic/formula or provide the specific expiry date and batch number for each batch of product to CA.
INDV may choose to utilize the CA system for batch number assignment.
		X	X
9.9
Unless provided for in the Master Packaging Record, reworking of product is not permitted by CA. Re-work can also be performed if instructed by INDV. Rework process may require qualification prior to proceeding where determined as required (i.e., change to validated process).
X
9.10	Collect, appropriately identify, and store or ship samples per INDV instruction.		X
9.11	Where contracted by INDV, enroll samples into the CA Reserve Sample Program, store under the appropriate label conditions and perform annual visual inspection per standard procedures.		X
9.12	Where contracted by INDV, enroll samples into the CA Retain Sample Program and store under the appropriate label conditions per standard procedures.		X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging
10.QUALITY ASSURANCE AND BATCH RELEASE

RESPONSIBILITY
10.1
Release to INDV each batch of packaged product after review of the executed batch record for compliance with agreed INDV specifications, standard procedures and in accordance with GMP. Release shall be carried out by an authorized quality person.
X
10.2	Retain records in accordance with GMP guidelines and standard procedures.			X
10.3	Retain samples of printed packaging components with each executed batch record in accordance with GMP guidelines and standard procedures.			X
10.4	Provide copies of batch documentation including deviations and nonconformance events relevant to the packaging operation to INDV for review, as agreed and as summarized in Appendix 5.			X
10.5	Review and release each batch of product ensuring compliance to MA (market release).	X	X
10.6	Ensure disposal of any samples, printed packaging components, waste and rejected product in accordance with GMP guidelines, standard procedures and in a safe and controlled manner.			X
10.7	Perform Periodic Quality Review in accordance with applicable regulatory requirements.	X
10.8	INDV EU shall be responsible for checking that the appropriate release has been carried out before commencing distribution of the final packed product destined for the EU.		X
10.9	Provide sample requirements to CA (i.e., type, batch, quantity, and shipping instructions). Requirements shall be communicated to CA in writing (i.e., specifications or other equivalent means).	X	X
10.10	Capture communicated INDV sample requirements in the Master Packaging Record, Material Request Transfer Form, or equivalent document, where appropriate.			X
10.11	Review and approve the Master Packaging Record, Material Request Transfer Form or equivalent document detailing the sample requirements.	X	X	X
10.12	Collect, appropriately identify, and ship samples per INDV instruction.			X

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

11.COMPLAINTS, RECALLS & FALSIFIED MEDICINES

RESPONSIBILITY
11.1	Take full accountability for Product Quality Complaints (PQC), Investigations and Recalls.
11.2
All product complaints received by CA must be forwarded to INDV, irrespective of nature of complaint. Wherever possible, pictures and/or samples illustrating the complaint shall be sent as soon as possible.
X
11.3	Inform CA of any product complaints that may be reasonably related to CA services. Wherever possible, pictures and/or samples illustrating the complaint shall be sent as soon as possible.	X
11.4
Investigate any INDV reported product complaints reasonably relating to CA services in accordance with written procedures and report findings back to INDV (current procedural target is within fifteen (15) business days).
X
11.5	Initiate and manage product recall as Marketing Authorization Holder.	X
11.6
Communication with the CA prior to initiation, conduct and closure of medicinal product recall as it may relate to CA services. Provide copies of any Product related Field Alerts (initial and final), Recall Notifications, Medical Assessments, follow-up reports and/or equivalent for Product defects that are attributed to the CA's services and activities within five (5) business days of completion.
X
11.7	Manage recalls and mock recalls in accordance with a defined procedure.		X
11.8	Responsible for providing responses to the customer/ reporter regarding product quality defect complaints.	X
11.9	Maintain records of actions taken by CA in response to a medicinal product recall and product quality complaints.		X
11.10	Maintain records of actions taken by INDV in response to a medicinal product recall and product quality complaints.	X
11.11	Responsible for notifying the other within 1 (one) calendar day of ANY suspected Falsified Medicinal product entering the supply chain.	X	X

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RESPONSIBILITY
11.12	Provide and / or participate in investigations for any Falsified Medicines if reasonably requested by INDV.		X
11.13	Inform the relevant local authority upon confirmation of any falsified / suspect counterfeit product(s).	X

12.REGULATORY

RESPONSIBILITY
12.1
Regulatory obligations that are required of any party or all parties by an applicable Regulatory Authority, shall survive termination of this Quality Agreement as required by the applicable Regulatory Authority.
X
12.2	Complete registration of product with Competent Authority. Maintain product license and Marketing Authorization.	X
12.3	Notify CA of proposed product changes or variations affecting storage, packaging, or preparation for distribution.	X
12.4	Notify CA of product changes or variations approved by the Competent Authority affecting storage, packaging, or preparation for distribution.	X
12.5	Agree to any product changes as they related to CA activity.	X	X
12.6	Ensure the preparation and submission of variations to regulatory authorities.	X
12.7	Maintain compliance with the Marketing Authorization and industry standards for the product types. Communicate product specifications to CA.	X
12.8	Maintain compliance with INDV product specifications and local jurisdiction for registered business operations.		X

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Reference Number: CQTA041 I Version Number: 9.0
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13.MEDICAL INFORMATION & PHARMACOVIGILANCE

RESPONSIBILITY
13.1
In the event the CA receives medical information and
Pharmacovigilance enquires on Product(s) stored and despatched, the CA will pass them on to INDV (PatientSafetyNA@indivior.com) within one (1) business day.
X
13.2	Respond to all medical information and Pharmacovigilance enquiries.	X

14.AUDITS AND REGULATORY INSPECTIONS

		INDV INC	INDV EU	CA
14.1
Allow INDV access to their premises for the purposes of performing routine audits at mutually agreed times, which audits shall not exceed two (2) business days per year in the aggregate or three (3) business days per year in the event that all CA facilities are audited). During such audits, CA agrees to provide reasonable access to all areas within the facilities where handling of the product and related documentation occur. Applicable quality systems will be subject to audit for the purposes of ascertaining compliance with applicable laws, the terms of this Agreement as well as GDP, specifications and procedures related to the products.
X
14.2
INDV to issue a confidential audit report to CA summarizing audit observations within thirty (30) business days of completing the audit. Classify audit observations (i.e., critical, major, minor or recommendation) and provide a discrete procedural or regulatory reference for each critical and major observation per the audit standard.
CA to issue to INDV written responses to all observations within thirty
(30) business days following receipt of such observations. Responses are to include timelines and plans for closure of all commitments. Supplier has the right to address or decline audit recommendations.
		X		X
14.3	Allow appropriate Governmental Authorities to inspect their premises and activities in relation to INDV's Product(s) where this is mandated by Applicable Laws even after termination of this Agreement.			X
14.4	Prepare and implement an action plan to address any non conformities noted and agreed upon by both parties as a result of an audit by INDV.			X

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	INDV INC	INDV EU	CA
14.5
Regulatory Inspections - Notify the other in writing of any notified regulatory inspections and inspection outcomes which directly impact the products covered by this Agreement within 1 (one) business day.
X
14.6
If the Governmental Authority during the inspection collects any samples or records relating to INDV's Product, duplicate samples / copies shall be obtained for both CA and INDV, where possible and where inventory supplies allow.
X
14.7
Discuss and agree on corrective action plans to address audit observations of the Regulatory Audits and conclusions directly involved or related to the Product, as applicable. CA has final authority and responsibility for submission of responses relating to its facilities and activity.
	X		X
14.8
Conduct internal audits of all relevant activities to ensure compliance with the cGMPs, quality management system, working practices and applicable Standard Operating Procedures. Audit findings and corrective actions must be documented, brought to the attention of management, and resolved in a timely and effective manner. Notify INDV of any deficiencies identified during internal audit that relate directly, and solely, to INDV or INDV's medicinal products.
X
14.9
Be responsible for the auditing, approval and continual approval of packaging sub-contractors where utilized, although, INDV reserves the right to audit sub-contractors where this is deemed necessary and with CA agreement.
X

15.OUTSOURCED ACTIVITIES

RESPONSIBILITY
15.1	Maintain responsibility for packaging activities sub-contracted to third parties.	X
15.2	Ensure that the use of a packaging sub-contractor does not happen without receiving prior approval in writing from INDV.	X
15.3	Ensure sub-contractors used for contracted packaging services hold the necessary authorization(s), where applicable.	X

lndivior-Sharp, Technical Agreement, Version 8.0

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Reference Number: CQTA041 I Version Number: 9.0
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RESPONSIBILITY
15.4
Ensure a supplementary technical agreement with each packaging sub contractor so that that each party is clear as to their obligations regarding the Product(s), ensuring it is aligned with this agreement and local regulatory requirements.
X
16.HEALTH AND SAFETY

16.1	Provide Material Safety Data Sheets or other information as necessary to permit the safe handling of the INDV's medicinal products.
17.QUALITY TECHNICAL AGREEMENT REVISION HISTORY

Version Number	Author/ Date	Summary of Changes
	Ron Javier 31JAN2021	•Implemented new Technical Agreement Template and numbering system for Commercial Technical Agreements (QTA) in place. CQTA041 V7.0 replaces TA.QA.0179 V6.0
8.0	Micah Thomas 16NOV2021
•Updated format throughout
•Add Macungie site to appendix 2.
•Appendix 3: add Italy 4mg, update name change AMRI to Curia, define Prolonged Release (PR), add Sublocade Israel
•Add PCS# for Italy 4mg to appendix 6.
•Added serialization updates

9.0	Micah Thomas	•Add Subutex PR for Denmark

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

Julius Weinger	Head of Quality - Biotech Business Unit	[***]	[***]
Reginald Halton	Head of Quality - Specialty Business Unit	[***]	[***]

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

Melanie Zipp	Senior Director, Quality Operations	[***]	[***]
Barbara H. Ost	Divisional Vice President, Quality Compliance and Regulatory Affairs	[***]	[***]
Annual Product Reviews		[***]
Batch Record Review & Product Release		[***]
Complaints		[***]
Audits		[***]

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging
APPENDIX 1 - APPROVAL

Approved by	INDV INC	CA
Name	Susan Chesson	Barbara Ost
Title		Divisional Vice President, Quality Compliance & Regulatory Affairs
Signature/ Date

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

APPENDIX 2 - LIST OF CA's SITES USED FOR INDV's PRODUCT

Sharp Packaging Services, LLC	7451 Keebler Way Allentown, PA 18106 (USA)	30041661147	Packaging
	FDA Campus Includes: 7529 Keebler Way Allentown, PA 18106 & 7384 Penn Drive Allentown, PA 18106
Sharp Packaging Services, LLC	7339 Industrial Blvd. Allentown, PA 18106 (USA)	N/A	Warehousing (3PL)
Sharp Packaging Services, LLC	7570 Industrial Park Way Macungie, PA 18062 (USA)	3009566827	Packaging
APPENDIX 2 - APPROVAL

Approved by	INDVINC	CA
Name	Susan Chesson	Barbara Ost
Title
Signature/ Date

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

APPENDIX 3 - LIST OF INDV's PRODUCTS COVERED BY THIS TECHNICAL AGREEMENT AND STORAGE CONDITIONS

PRODUCT	MANUFACTURING LOCATION	MA NUMBER (IF APPLICABLE)	TERRITORY	REGISTERED STORAGE CONDITIONS
Perseris 90 mg and 120 mg	Curia - Burlington MA Patheon - Greenville, NC	NDA-210655 DIN 02507838 DIN 02507846	Canada, US	2-8 °C (36-46 °F)
Sublocade 100mg and 300mg Injection	Curia - Burlington, MA	NDA-209819 AUST R 303753	Australia, Canada, US	2-8 °C (36-46 °F)
Subutex Prolonged Release 100mg and 300mg Injection	Curia - Burlington, MA
DK 100mg - 61964
DK 300mg - 61965 Fl 100mg - 36602 Fl 300mg - 36603 DE 100mg - 2203081.00.00
DE 300mg - 2203082.00.00 IT 100mg - 033791068
IT 300mg - 033791068 NO 100mg -
MTnr. 18- 12593
NO 300mg - MTnr.
19- 12682
SE 100mg - 58558 SE 300mg - 58559
			EU	2-8 °C (36-46 °F)
Sublocade 100mg and 300mg Injection	Curia - Burlington, MA	100mg: 163-66- 35771- 00 300mg: 163-67- 35780-00	Israel	2-8 °C (36-46 °F)

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

PRODUCT
Suboxone® Sublingual Film (2mg Buprenorphine / 0.5 mg Naloxone)	Aquestive- Portage, IN	NDA-22-410 EU/1/06/359/009 DIN 02502313	Australia, Canada, EU, UK, Israel, Malaysia, us	(77°F), excursions permitted to 15-30°C (59-86°F) [see USP Controlled Room Temperature]
Suboxone® Sublingual Film (4mg Buprenorphine / 1 mg)	Aquestive- Portage, IN	NDA-22-410 EU/1/06/359/012 DIN 02502321	Canada, US, EU	Store at 25°C (77°F), excursions permitted to 15-30°C (59-86°F) [see USP Controlled Room Temperature]
Suboxone® Sublingual Film (8mg Buprenorphine / 2 mg Naloxone)	Aquestive- Portage, IN	NDA-22-410 EU/1/06/359/015 DIN 02502348	Australia, Canada, EU, UK, Israel, Malaysia, us	Store at 25°C (77°F), excursions permitted to 15-30°C (59-86°F) [see USP Controlled Room Temperature]
Suboxone® Sublingual Film (12mg Buprenorphine I 4 mg Naloxone)	Aquestive- Portage, IN	NDA-22-410 EU/1/06/359/018 DIN 02502356	Australia, Canada, EU, UK, Israel, Malaysia, us	Store at 25°C (77°F), excursions permitted to 15-30°C (59-86°F) [see USP Controlled Room Temperature]

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

STORAGE CONDITIONS:
General facility storage conditions are expected to be maintained by CA.

During routine storage of product, excursions outside registered CA conditions/parameters should be reported and managed internally by CA.

Any other excursions should be reported to INDV for management per CA procedures.

Note: The above paragraph is subject to amendment based on the registered details in each country.

APPENDIX 3 - APPROVAL

Approved by	INOVINC	CA
Name	Susan Chesson	Barbara Ost
Title
Signature/ Date

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

APPENDIX 4 - LIST OF APPROVED SUB-CONTRACTORS - Not Applicable

Sub-Contractor Sub-Contractor Sub-Contracted by Service Sourced

APPENDIX 4 - APPROVAL - Not Applicable

Approved by	INDV INC
Name

Signature/ Date

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

APPENDIX 5 - LIST OF DOCUMENTS TO BE PROVIDED TO INDY BY CA FOR RELEASE

Executed Packaging Batch Records
Certificate of GMP compliance (included with each executed batch record/release page)
List and copies of batch related deviations

APPENDIX 5 - APPROVAL

Approved by	INDVINC	CA
Name	Susan Chesson	Barbara Ost
Title
Signature Date

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

APPENDIX 6 - PRODUCT COMPLIANCE SUMMARY REFERENCE TABLE

Product /Strength	Country	lndivior PCS Document Reference Number
Suboxone Film 2mg	us	PCS-00517
Suboxone Film 4mg	us	PCS-00526
Suboxone Film 8mg	us	PCS-00521
Suboxone Film 12mg	us	PCS-00529
Suboxone Film 2mg	Australia	PCS-00504
Suboxone Film 8mg	Australia	PCS-00506
Suboxone Film 2mg	Malaysia	PCS-00554
Suboxone Film 8mg	Malaysia	PCS-00565
Suboxone Film 2mg	Denmark/Norway	PCS-02290
Suboxone Film 8mg	Denmark/Norway	PCS-02291
Suboxone Film 12mg	Denmark/Norway	PCS-02292
Suboxone Film 2mg	Finland	PCS-02293
Suboxone Film 8mg	Finland	PCS-02294
Suboxone Film 12mg	Finland	PCS-02295
Suboxone Film 2mg	Sweden	PCS-02296
Suboxone Film 8mg	Sweden	PCS-02297
Suboxone Film 12mg	Sweden	PCS-02298
Suboxone Film 2mg	Canada	PCS-02311
Suboxone Film 4mg	Canada	PCS-02327
Suboxone Film 8mg	Canada	CXOD-000027287
Suboxone Film 12mg	Canada	CXOD-000027289
Suboxone Film 2mg	Great Britain	PCS-02348
Suboxone Film 8mg	Great Britain	PCS-02349
Suboxone Film 2mg	Germany	PCS-02350

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

Product /Strength	Country	lndivior PCS Document Reference Number
Suboxone Film 8mg	Germany	PCS-02351
Suboxone Film 12mg	Germany	PCS-02352
Suboxone Film 2mg	Italy (CNN Pack)	PCS-02303
Suboxone Film 4mg	Italy (Class A Pack)	PCS-02306
Suboxone Film 8mg	Italy (CNN Pack)	PCS-02304
Suboxone Film 12mg	Italy (CNN Pack)	PCS-02333
Suboxone Film 2mg	Israel	PCS-02309
Suboxone Film 8mg	Israel	PCS-02310
Sublocade 100mg	us	PCS-01763
Sublocade 300mg	us	PCS-01764
Sublocade 100mg	Canada	PCS-02040
Sublocade 300mg	Canada	PCS-02039
Sublocade 100mg	Australia (Small Pack)	PCS-02369
Sublocade 300mg	Australia (Small Pack)	PCS-02370
Subutex PR 100mg	Finland	PCS-02371
Subutex PR 300mg	Finland	PCS-02372
Perseris 90 mg trade	us	PCS-01851
Perseris 120 mg trade	us	PCS-01852
Perseris 90 mg sample	us	PCS-02001
Perseris 120 mg sample	us	PCS-02002

lndivior-Sharp, Technical Agreement, Version 8.0

TECHNICAL AGREEMENT
Reference Number: CQTA041 I Version Number: 9.0
Contract Packaging

APPENDIX 6 - APPROVAL

Approved by	INDVINC	CA
Name	Susan Chesson	Barbara Ost
Title	Head, Quality Operations, NA & API Manufacture	Divisional Vice President, Quality Compliance & Regulatory Affairs
Signature Date

lndivior-Sharp, Technical Agreement, Version 8.0

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